UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia		22102-4860
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 917-0880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

From March 6 through March 10, 2008, InferX Corporation (the “Company”) issued and sold an aggregate of $237,500 in convertible notes (the “Notes”) to three investors. The Notes mature two years from the date of issue, accrue interest at the rate of 9.9% per annum, and are convertible into shares of the Company’s common stock at a conversion price equal to 50% of the closing bid price for the Company’s common stock on the date of conversion. In connection with the issue and sale of the Notes, the Company issued an aggregate of 475,000 shares of common stock to the investors. The Company also entered into a Security Agreement with each of the investors pursuant to which the Company granted a first lien against its software to the investors as security for the Notes. The preceding summary is qualified in its entirety by reference to the forms of Convertible Note and Security Agreement, which are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

99.1	Form of Convertible Note

99.2	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2008	InferX Corporation

	By:	/s/Scott Parliament
Scott Parliament
Chief Financial Officer